Exhibit 99.1

Globus Medical Reports Third Quarter 2015 Results
Reports Record Quarterly Sales and Increases Guidance

AUDUBON, PA, November 3, 2015: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the third quarter ended September 30, 2015.

•	Worldwide sales increased 16.3% to $137.0 million, or 17.6% on a constant currency basis

•	Third quarter net income increased 14.8% to $26.5 million, or 18.0% on a constant currency basis

•	Fully diluted earnings per share (EPS) were $0.28

•	Non-GAAP Adjusted EBITDA was 36.9% of sales

•	Company increases 2015 guidance for sales to $539 million and EPS to $1.07

David Paul, Chairman and CEO said, “We are pleased to report third quarter sales of $137 million, a year-over-year increase of 16.3% as reported and 17.6% on a constant currency basis. Once again the Globus team achieved strong sales growth and market share gains while maintaining industry leading profitability, with quarterly net income of $26.5 million, or 14.8% higher than the same quarter last year. During the third quarter, we also launched 3 new products and made further progress on integrating our two most recent acquisitions. We remain confident in our long term growth prospects and our ability to sustain our industry leading profitability by the continued execution of our strategy of introducing innovative products, expanding our U.S. and international sales footprint, and controlling our expenses.”

Third quarter sales in the U.S. grew by 17.9% over the third quarter of 2014. International sales increased by 1.2% over the third quarter of 2014 on an as reported basis and 14.6% on a constant currency basis.

Third quarter net income was $26.5 million, an increase of 14.8%, or 18.0% on a constant currency basis. Fully diluted EPS for the third quarter was $0.28, as compared to $0.24 for the third quarter 2014.

Cash, cash equivalents and marketable securities ended the quarter at $300.1 million. The company remains debt free.

2015 Annual Guidance
The company today increased guidance for full year 2015 sales by $15 million to $539 million and earnings per share by $0.03 to $1.07. The increased sales guidance takes into account our expectations for $5.5 million unfavorable impact of foreign currency exchange.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2015 third quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Tuesday, November 17, 2015. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 8132-2678.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration in connection with business acquisitions and other acquisition related costs, and provisions for litigation, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended September 30, 2015 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provisions for litigation, net of the tax effects of such provisions. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, we define the non-GAAP measure of sales and net income on a constant currency basis as the current and prior period sales and net income translated at the same predetermined exchange rate. We believe that sales and net income on a constant currency basis provides insight to the comparative increase or decrease in period sales and net income, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, Free Cash Flow and sales and net income on a constant currency basis are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, Free Cash Flow, and sales and net income on a constant currency basis may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Sales	$136,992	$117,787	$402,166	$345,570
Cost of goods sold	33,052	27,686	97,738	79,581
Gross profit	103,940	90,101	304,428	265,989

Operating expenses:
Research and development	9,409	8,146	27,146	23,283
Selling, general and administrative	53,829	46,986	160,624	140,089
Provision for litigation	27	46	433	3,899
Total operating expenses	63,265	55,178	188,203	167,271

Operating income	40,675	34,923	116,225	98,718
Other income/(expense), net	253	(124)	347	446
Income before income taxes	40,928	34,799	116,572	99,164
Income tax provision	14,447	11,738	41,389	34,317

Net income	$26,481	$23,061	$75,183	$64,847

Earnings per share:
Basic	$0.28	$0.24	$0.79	$0.69
Diluted	$0.28	$0.24	$0.78	$0.68
Weighted average shares outstanding:
Basic	95,138	94,399	94,970	94,111
Diluted	96,119	95,475	96,026	95,378

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,501	$82,265
Restricted cash	25,385	23,370
Short-term marketable securities	188,101	146,439
Accounts receivable, net of allowances of $2,224 and $1,647, respectively	77,596	75,430
Inventories	105,705	90,945
Prepaid expenses and other current assets	7,107	5,742
Income taxes receivable	7,995	5,772
Deferred income taxes	43,918	40,062
Total current assets	506,308	470,025
Property and equipment, net of accumulated depreciation of $134,108 and $118,544, respectively	106,180	69,475
Long-term marketable securities	61,525	75,347
Intangible assets, net	33,635	34,529
Goodwill	91,964	53,196
Other assets	1,049	975
Total assets	$800,661	$703,547

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,358	$15,904
Accounts payable to related-party	—	5,359
Accrued expenses	64,169	61,499
Income taxes payable	550	569
Business acquisition liabilities, current	13,342	6,081
Total current liabilities	94,419	89,412
Business acquisition liabilities, net of current portion	20,732	20,195
Deferred income taxes	8,193	5,166
Other liabilities	3,400	3,320
Total liabilities	126,744	118,093
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 95,226 and 94,706 shares at September 30, 2015 and December 31, 2014, respectively	95	95
Additional paid-in capital	188,603	175,242
Accumulated other comprehensive loss	(1,738)	(1,657)
Retained earnings	486,957	411,774
Total equity	673,917	585,454
Total liabilities and equity	$800,661	$703,547

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
(In thousands)	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net income	$75,183	$64,847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,669	16,057
Amortization of premium on marketable securities	2,352	2,073
Write-down for excess and obsolete inventories	7,122	5,439
Stock-based compensation expense	6,935	5,211
Excess tax benefit related to nonqualified stock options	(1,973)	(4,044)
Allowance for doubtful accounts	957	236
Change in deferred income taxes	(4,115)	(5,115)
Increase in:
Restricted cash	(2,015)	—
Accounts receivable	(3,468)	(886)
Inventories	(16,998)	(12,535)
Prepaid expenses and other assets	(1,368)	(1,325)
Increase/(decrease) in:
Accounts payable	(2,812)	(2,253)
Accounts payable to related-party	(5,359)	1,289
Accrued expenses and other liabilities	6,042	3,855
Income taxes payable/receivable	(275)	4,378
Net cash provided by operating activities	77,877	77,227

Cash flows from investing activities:
Purchases of marketable securities	(207,407)	(161,149)
Maturities of marketable securities	131,318	144,207
Sales of marketable securities	46,064	24,028
Purchases of property and equipment	(36,606)	(15,659)
Acquisition of businesses, net of cash acquired	(48,513)	—
Net cash used in investing activities	(115,144)	(8,573)

Cash flows from financing activities:
Payment of business acquisition liabilities	(900)	(900)
Proceeds from exercise of stock options	4,313	7,644
Excess tax benefit related to nonqualified stock options	1,973	4,044
Net cash provided by financing activities	5,386	10,788

Effect of foreign exchange rate on cash	117	45

Net increase/(decrease) in cash and cash equivalents	(31,764)	79,487
Cash and cash equivalents, beginning of period	82,265	89,962
Cash and cash equivalents, end of period	$50,501	$169,449

Supplemental disclosures of cash flow information:
Interest paid	9	32
Income taxes paid	$45,955	$36,362

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
United States	$125,670	$106,601	$367,140	$309,937
International	11,322	11,186	35,026	35,633
Total sales	$136,992	$117,787	$402,166	$345,570

Sales by Product Category:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Innovative Fusion	$72,490	$67,726	$214,431	$200,356
Disruptive Technology	64,502	50,061	187,735	145,214
Total sales	$136,992	$117,787	$402,166	$345,570
Liquidity and Capital Resources:

(Unaudited)	September 30, 2015	December 31, 2014
(In thousands)
Cash and cash equivalents	$50,501	$82,265
Short-term marketable securities	188,101	146,439
Long-term marketable securities	61,525	75,347
Total cash, cash equivalents and marketable securities	$300,127	$304,051

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$411,889	$380,613
The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$26,481	$23,061	$75,183	$64,847
Interest income, net	(342)	(181)	(898)	(577)
Provision for income taxes	14,447	11,738	41,389	34,317
Depreciation and amortization	6,090	5,373	17,669	16,057
EBITDA	46,676	39,991	133,343	114,644
Stock-based compensation expense	2,266	1,661	6,935	5,211
Provision for litigation	27	46	433	3,899
Change in fair value of contingent consideration and other acquisition related costs	1,550	263	2,864	416
Adjusted EBITDA	$50,519	$41,961	$143,575	$124,170
Adjusted EBITDA as a percentage of sales	36.9%	35.6%	35.7%	35.9%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$26,481	$23,061	$75,183	$64,847
Provision for litigation, net of taxes	18	30	279	2,527
Non-GAAP net income	$26,499	$23,091	$75,462	$67,374
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(Per share amounts)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Diluted earnings per share, as reported	$0.28	$0.24	$0.78	$0.68
Provision for litigation, net of taxes	—	—	0.01	0.03
Non-GAAP diluted earnings per share	$0.28	$0.24	$0.79	$0.71
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net cash provided by operating activities	$30,046	$35,645	$77,877	$77,227
Adjustment for impact of restricted cash	703	—	2,015	—
Purchases of property and equipment	(11,480)	(3,428)	(36,606)	(15,659)
Non-GAAP free cash flow	$19,269	$32,217	$43,286	$61,568
Non-GAAP Sales and Net Income on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Percent Change
(In thousands, except percentages)	September 30, 2015	September 30, 2014	Reported	Constant Currency
United States	$125,670	$106,601	17.9%	17.9%
International	11,322	11,186	1.2%	14.6%
Total sales	$136,992	$117,787	16.3%	17.6%

Net Income	$26,481	$23,061	14.8%	18.0%

(Unaudited)	Nine Months Ended		Percent Change
(In thousands, except percentages)	September 30, 2015	September 30, 2014	Reported	Constant Currency
United States	$367,140	$309,937	18.5%	18.5%
International	35,026	35,633	(1.7%)	11.0%
Total sales	$402,166	$345,570	16.4%	17.7%

Net Income	$75,183	$64,847	15.9%	18.4%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com